  As filed with the Securities and Exchange Commission on November 23, 1999
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ______________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                               EGGHEAD.COM, INC.
          (Exact name of the Registrant as specified in its charter)

               Delaware                                  77-0408319
     (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
       of Incorporation)
                            ______________________

                               1350 Willow Road
                         Menlo Park, California 94025
                                (650) 470-2400
(Address and Telephone Number of the Registrant's Principal Executive Offices)
                             ____________________

                               S. Jerrold Kaplan
                     Chief Executive Officer and President
                               Egghead.com, Inc.
                               1350 Willow Road
                         Menlo Park, California 94025
                                (650) 470-2400

           (Name, Address and Telephone Number of Agent For Service)
                            ______________________

                                  Copies to:

                             Horace L. Nash, Esq.
                             Thomas J. Hall, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306
                            ______________________

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================

                                                            Proposed Maximum            Proposed
          Title of Shares                 Amount               Aggregate           Maximum Aggregate            Amount of
         To Be Registered            To Be Registered (1)  Price Per Share (2)     Offering Price (2)        Registration Fee
===============================================================================================================================
Common Stock,
$0.001 par value per share                5,000,000                $20.875              $104,375,000                $29,017
===============================================================================================================================

(1) The shares of common stock set forth in the above table, and which may be offered and sold pursuant to this Registration Statement, include, pursuant to Rule 416 under the Securities Act, such additional number of shares of the Registrant's common stock that may become issuable as a result of any stock split, stock dividend or similar event.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices for Registrant's common stock on November 16, 1999, as reported on the Nasdaq National Market pursuant to Rule 457(c).

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

PROSPECTUS


                               [EGGHEAD.COM LOGO]

                               EGGHEAD.COM, INC.
                       5,000,000 Shares of Common Stock

                            ______________________


             Egghead.com, Inc. was formerly known as Onsale, Inc.
             Egghead's common stock trades on the Nasdaq National Market. Last reported sale price on November 22, 1999: $26.625 Trading symbol: EGGS (formerly ONSL)
                            ______________________

                                 The Offering

Under this prospectus, we may offer up to 5,000,000 shares of common stock. We will provide specific terms for the sale of the common stock in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                            ______________________

             This investment involves a high degree of risk.
             See "Risk Factors" in the supplement to this prospectus.

                            ______________________


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is November ___, 1999.

     --------------------------------------------------------------------------
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
     ---------------------------------------------------------------------------

                       --------------------------------
                               TABLE OF CONTENTS
                       --------------------------------


About this Prospectus................. 2    Plan of Distribution...................  4
Prospectus Summary.................... 3    Legal Matters..........................  5
Risk Factors.......................... 4    Experts................................  5
Use of Proceeds....................... 4    Where You Can Find More Information....  5
Dividend Policy....................... 4    Forward-Looking Statements.............  6


                            ______________________


                             ABOUT THIS PROSPECTUS

     Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "Egghead" refer to Egghead.com, Inc., a Delaware corporation, formerly known as Onsale, Inc. Egghead and the Egghead logo are our registered trademarks. Other trademarks and trade names appearing in this prospectus are the property of their holders.

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell up to 5,000,000 shares of common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Commission's web site or at the Commission's offices mentioned under the heading "Where You Can Find More Information."

                              PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before buying shares in this offering. You should read the entire prospectus and prospectus supplement, particularly the section titled "Risk Factors" in the prospectus supplement, carefully.

     We are a leading Internet retailer of new and surplus computer products, consumer electronics, sporting goods, and vacation packages. Through our auction site - www.onsale.com - we offer bargains on excess and closeout goods and services. We combine broad selection, low prices and excellent service to provide an outstanding online shopping experience for businesses and consumers.

     We incorporated in California in July 1994 and reincorporated in Delaware in March 1997, in both instances under the name Onsale, Inc. We changed our name to Egghead.com, Inc. on November 19, 1999. Our web sites are located at http://www.egghead.com and www.onsale.com. Information contained in our web sites does not constitute a part of this prospectus. Our principal executive offices are located at 1350 Willow Road, Menlo Park, California 94025. Our telephone number is (650) 470-2400.


                                 The Offering

     The shares that may be offered under this prospectus will represent approximately 12% of our outstanding shares of common stock as of November 19, 1999. These shares may be offered on a continuous basis under Rule 415 under the Securities Act of 1933.

     Common stock offered by Egghead ........................   5,000,000 shares
     Common stock to be outstanding after the offering.......   42,133,114 shares*
     Use of proceeds.........................................   For general corporate purposes.
                                                                See "Use of Proceeds."
     Nasdaq National Market Symbol...........................   EGGS (formerly ONSL)

     ______________

     * Based on shares outstanding as of November 19, 1999, including the approximately 17,432,335 shares to be issued in connection with our merger with Egghead.com, Inc., a Washington corporation.

                                 RISK FACTORS

     An investment in the common stock involves a high degree of risk. You should carefully consider the information contained under the heading "Risk Factors" in the applicable supplement to this prospectus before investing in our common stock. Our business and results of operation s could be seriously harmed by any of the risks described in the applicable supplement to this prospectus. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


                                USE OF PROCEEDS

     Unless otherwise indicated in the applicable supplement to this prospectus, the net proceeds from the sale of common stock offered under this prospectus will be added to our general funds and may be used:

       . for working capital to fund operations, including increased operating expenses as we continue to expand our marketing efforts, increase our staffing, increase our software development efforts, and grow our infrastructure; and

       .  for general corporate purposes.


     Until we have used the net proceeds, we intend to invest the proceeds in short-term marketable securities.


                                DIVIDEND POLICY

     We have never paid any cash dividends on our common stock. We anticipate that we will continue to retain any earnings for use in the operation of our business and we do not currently intend to pay dividends.


                             PLAN OF DISTRIBUTION

     General. We may sell the securities through underwriters or dealers, through agents or directly to one or more purchasers. We may distribute these securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices.

     The applicable prospectus supplement will describe the terms of the offering of the securities, including:

       .  the name or names of any underwriters, if any;

       . the purchase price of the securities and the proceeds we will receive from the sale;

       . any underwriting discounts and other items constituting underwriters' compensation;

       .  any discounts or concessions allowed or reallowed or paid to dealers;
          and

       . any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement, if any, are underwriters of the securities offered with the prospectus supplement.

     Use of Underwriters and Agents. If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

     Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

                                 LEGAL MATTERS

     Fenwick & West LLP, Palo Alto, California will provide us with an opinion as to the legality of the common stock that may be offered with this prospectus.


                                    EXPERTS

     The financial statements incorporated in this document by reference to the annual report on Form 10-K of Onsale, Inc. for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting. The future financial statements of Egghead.com, Inc. and the reports thereon of PricewaterhouseCoopers LLP also will be incorporated in this document by reference in reliance upon the authority of that firm as experts in giving those reports to the extent that firm has audited those financial statements and consented to the use of their reports thereon.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the Commission's web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

       . Onsale's annual report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 31, 1999;

       . the description of our common stock contained in Onsale's registration statement on Form 8-A (File No. 000-21945) filed under Section 12(g) of the Exchange Act with the Commission on March 11, 1997, including any amendment or report filed for the purpose of updating such description; and

       . all other reports filed under Section 13(a) or 15(d) of the Exchange Act since December 31, 1998, including (1) our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999, and (2) our current reports on Form 8-K filed with the Commission on July 23, 1999, November 5, 1999 and November 22, 1999.

     To the extent that any statement in this prospectus or a prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus or the applicable prospectus supplement, the statement in this prospectus or the applicable prospectus supplement shall control. The incorporated statement shall not be deemed, except as modified or superceded, to constitute a part of this prospectus, the applicable prospectus supplement or the registration statement. Statements contained in this prospectus or the applicable prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.


     We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated into this prospectus by reference) . You should direct any requests for copies to:

     Egghead.com, Inc.
     1350 Willow Road
     Menlo Park, California 94025
     Attention: Investor Relations, (650) 470-2780.

               STATEMENTS REGARDING FORWARD-LOOKING INFORMATION


     This document and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The section entitled "Risk Factors" that appears in our annual report on Form 10-K for the year ended December 31, 1998 and in the prospectus supplement accompanying this prospectus describe some, but not all, of the factors that could cause these differences.

===============================================================================


                              [Egghead.com Logo]


                              5,000,000 Shares of
                                 Common Stock



                             ____________________
                                  PROSPECTUS
                               November __, 1999
                             ____________________



    You should rely only on the information contained in or specifically incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in the jurisdictions where offers and sales are permitted.
The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

================================================================================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses in connection with the sale of the common stock being registered. All amounts are estimated except the SEC registration fee and the Nasdaq National Market listing fee.

       SEC registration fee.....................................    $ 29,017
       Nasdaq National Market listing fee.......................      17,500
       Accounting fees and expenses.............................      10,000
       Legal fees and expenses..................................      30,000
       Miscellaneous............................................       3,483
                                                                    --------
          Total.................................................    $ 90,000
                                                                    ========

ITEM 15.  Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

       . for any breach of the director's duty of loyalty to the Registrant and its stockholders;

       . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

       .  under Section 174 of the Delaware General Corporation Law; or

       . for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Bylaws provide that:

       . the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions;

       . the Registrant is required, with certain exceptions, to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law;

       .  the rights conferred in the Bylaws are not exclusive; and

       . the Registrant is authorized to enter into indemnity agreements with its directors, officers, employees, and agents.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Bylaws and to provide additional procedural protections. The Registrant has also obtained directors' and officers' liability insurance.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above:

                                                                                                     Exhibit
Document                                                                                              Number
--------                                                                                          -------------
The Registrant's Amended and Restated Certificate of Incorporation, as filed with                      3.01
the Delaware Secretary of State on November 19, 1999

The Registrant's Amended and Restated Bylaws, as adopted on September 10, 1999.                        3.02

Form of Indemnity Agreement entered into by the Registrant with certain of its directors and            N/A
executive officers (incorporated by reference to Exhibit 10.04 to the Registrant's registration statement on Form S-1 (File No. 333-18489) filed with the Commission on December
20, 1996).


ITEM 16.  Exhibits.

Exhibit                                                    Exhibit
Number                                                      Title
-------                                                    -------
1.01          Form of Underwriting Agreement(s).*

3.01          The Registrant's Amended and Restated Certificate of Incorporation, as filed with the Delaware
              Secretary of State on November 19, 1999 (incorporated by reference to Exhibit 3.02 to the
              Registrant's registration statement on Form S-4 (File No. 333-87377) filed with the Commission on
              September 17, 1999).

3.02          The Registrant's Amended and Restated Bylaws, as adopted on September 10, 1999 (incorporated by reference to Exhibit 4.05 to the Registrant's registration statement on Form S-8 (File No.
              333-91045) filed with the Commission on November 16, 1999).

4.01          Form of Certificate of the Registrant's common stock, representing shares issued on or after
              November 22, 1999.

5.01          Opinion of Fenwick & West LLP regarding the legality of the securities being registered.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01         Power of Attorney (see signature page after Item 17).

___________________

* If the Registrant enters into any underwriting agreements, the Registrant will file such agreement(s) by amendment or by a report on Form 8-K pursuant to
  Item 601 of Regulation S-K.

ITEM 17.  Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     For purposes of determining any liability under the Securities Act:

     (1) Each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     (3) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the new securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, State of California on this 23rd day of November, 1999.

                                      EGGHEAD.COM, INC.


                                      By: /s/ S. Jerrold Kaplan
                                          --------------------------------------
                                          S. Jerrold Kaplan
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, S. Jerrold Kaplan and John E. Labbett, and each of them, his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 415 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature                                               Title                                        Date
---------                                               -----                                        ----
Principal Executive Officer:

                                                        President, Chief Executive Officer
/s/ S. Jerrold Kaplan                                   and Director                                 November 23, 1999
----------------------------------------
S. Jerrold Kaplan

Principal Financial and
Accounting Officer:


/s/ John E. Labbett                                     Senior Vice President, Chief Financial
----------------------------------------                Officer, Controller and Secretary            November 23, 1999
John E. Labbett

Additional Directors:
/s/ George Orban                                        Chairman of the    November 23, 1999
----------------------------------------                Board
George Orban


/s/ Alan S. Fisher                                      Director           November 23, 1999
----------------------------------------
Alan S. Fisher


/s/ C. Scott Gibson                                     Director           November 17, 1999
----------------------------------------
C. Scott Gibson


/s/ Peter L. Harris                                     Director           November 23, 1999
----------------------------------------
Peter L. Harris


/s/ Kenneth J. Orton                                    Director           November 23, 1999
----------------------------------------
Kenneth J. Orton


/s/ Robert T. Wall                                      Director           November 23, 1999
----------------------------------------
Robert T. Wall


/s/ Karen White                                         Director           November 23, 1999
----------------------------------------
Karen White

                                 EXHIBIT INDEX


Exhibit                                                    Exhibit
Number                                                      Title
-------                                                    -------
4.01          Form of Certificate of the Registrant's common stock, representing shares issued on or after to
              November 22, 1999.

5.01          Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of PricewaterhouseCoopers LLP, independent accountants.

24.01         Power of Attorney (see signature page after Item 17).